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PROXY STATEMENT
AND NOTICE OF
2002
ANNUAL
STOCKHOLDERS
MEETING

AEP INDUSTRIES INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME:	1:00 p.m. on Tuesday, April 9, 2002
PLACE:	Holiday Inn Hasbrouck Heights 283 Route 17 South Hasbrouck Heights, NJ 07604
ITEMS OF BUSINESS	1)	To elect three Class A Directors.
	2)	To ratify the Board of Directors' selection of Arthur Andersen LLP as our independent auditors for fiscal 2002.
WHO MAY VOTE:	You can vote if you were a stockholder of record on February 8, 2002.
ANNUAL REPORT:	A copy of our 2001 Annual Report is enclosed.
DATE OF MAILING:	This notice and the Proxy Statement are first being mailed on or about February 28, 2002.
By Order of the Board of Directors,

Jean L'Allier Vice President and Secretary

LETTER TO THE STOCKHOLDERS

February 28, 2002

To our Stockholders:

It is our pleasure to invite you to attend our Annual Meeting of Stockholders on Tuesday, April 9, 2002. This year the meeting will be held at the Holiday Inn, Hasbrouck Heights, 283 Route 17 South in Hasbrouck Heights, New Jersey and will start at 1:00 PM, local time.

On the ballot for this year's meeting are:

  •
  the company's proposals for the election of three Class A Directors, and

  •
  the ratification of our Board of Directors' selection of Arthur Andersen LLP as our independent auditors for fiscal year 2002.

We hope to see you at the meeting and look forward to answering your questions.

If you do not plan to attend the meeting, we ask that you carefully review our Proxy Statement and promptly complete, sign and return the enclosed proxy card in the postage paid envelope provided for mailing in the United States.

Thank you for your continuing support.

Sincerely,

J. Brendan Barba
Chairman of the Board,
President and CEO

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

The Board of Directors of AEP Industries is soliciting your vote at our 2002 Annual Meeting of Stockholders.

What am I voting on?

You will be voting on the following:

  •
  Election of three Class A Directors

  •
  Ratification of the appointment of our independent auditors for the 2002 fiscal year

Who is entitled to vote?

If you owned shares of AEP common stock at the close of business on February 8, 2002, you may vote. Each share is entitled to one vote. As of February 8, 2002, we had 7,805,241 shares of common stock outstanding.

How do I vote?

You vote by completing, signing and returning the enclosed proxy card.

You may also vote in person at the Annual Meeting if the shares are registered in your name or if you obtain a proxy from a broker who is holding your shares. Even if you plan to be present at the meeting, we encourage you to vote your shares by proxy.

Can I change my mind after I vote?

You may change your vote at any time before the polls close at the meeting. You may do this by either signing another proxy with a later date and returning it to us prior to the meeting or by voting again at the meeting.

What if I return my proxy card but do not provide voting instructions?

Proxies that are signed and returned but do not contain instructions will be voted (1) FOR the election of the nominees for Class A directors named on page 2 of this Proxy Statement and (2) FOR the ratification of Arthur Andersen LLP as the company's independent auditors for the 2002 fiscal year.

What does it mean if I receive more than one proxy card?

It means you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company, 40 Wall Street, New York, NY 10005, (telephone: 1-800-937-5449).

Will my shares be voted if I do not provide my proxy?

Under certain circumstances, your shares may be voted if they are held in the name of a brokerage firm. Under the Nasdaq National Market System rules, brokerage firms have the authority to vote customers' shares for which no proxy is received on certain "routine" matters, including the election of directors. When a brokerage firm votes its customers' "unvoted" shares, these shares are counted for purposes of establishing a quorum and are tallied with the other voted shares.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you or your broker properly return a proxy by mail. In order for us to conduct our meeting, a majority of our outstanding shares as of February 8, 2002, must be present at the meeting. This is known as a quorum.

How many votes are needed to elect directors?

The three nominees receiving the highest number of "yes" votes at the meeting will be elected as Class A directors. This number is called a plurality.

How many votes are needed to ratify the selection of the company's independent auditors?

A "yes" vote of a majority of the shares present at the meeting.

ELECTION OF CLASS A DIRECTORS AND NOMINEE BIOGRAPHIES

Who are the nominees this year?

Kenneth Avia, Paul E. Gelbard and Scott M. Stuart are each nominated for election as a Class A director. Each nominee will hold office until the 2005 Annual Meeting of stockholders and until his successor is elected and qualified.

What is the background of this year's nominees?

KENNETH AVIA, 59, Director since 1980

  •
  From February 2002, sole proprietor of Avia Consulting Group, LLP
  •
  From 1993 to February 2002, Executive Vice President of First Data Merchant Services (a merchant credit card processing company)
  •
  Divisional Vice President of Automatic Data Processing, Inc. from 1984 to 1993

PAUL E. GELBARD, 71, Director since 1991

  •
  Of counsel, Warshaw Burstein Cohen Schlesinger & Kuh, LLP (attorneys) from 2000
  •
  Of counsel, Bachner Tally & Polevoy LLP (attorneys) from 1997 to 1999
  •
  Partner, Bachner Tally Polevoy & Misher LLP (attorneys) from 1974 to 1996

SCOTT M. STUART, 42, Director since 1996

  •
  Member KKR & Co., LLC since 1996
  •
  General Partner Kohlberg Kravis Roberts & Co., LLC in 1995
  •
  Executive Kohlberg Kravis Roberts & Co. from 1986 to 1994
  •
  Member of the Board of:
  •
  Borden, Inc.
  •
  The Boyds Collection, Ltd.
  •
  The Dayton Power & Light Co. (DPL Inc.)
  •
  KSL Recreation Corp.

WE RECOMMEND THAT YOU VOTE FOR THE ELECTION OF THESE
CLASS A DIRECTORS

STANDING DIRECTORS' BIOGRAPHIES

What is the background of the directors not standing for election this year?

The incumbent Class B directors with terms expiring in 2003 are:

ADAM H. CLAMMER, 31, Director since 1999

  •
  Associate, Kohlberg, Kravis Roberts & Co., LLC since 1995
  •
  Investment banker with Morgan Stanley & Co. from 1992 to 1995
  •
  Member of the Board of Birch Telecom

PAUL M. FEENEY, 59, Director since 1989

  •
  Executive Vice President, Finance and Chief Financial Officer since 1988
  •
  Vice President and Treasurer of Witco Corporation (a chemical products corporation) from 1980 to 1988

KEVIN M. KELLEY, 44, Director since December 2001

  •
  Executive Vice President of Borden Capital Management Partners since 1999
  •
  Managing Director of Ripplewood Holdings LLC from 1996 to 1999

The incumbent Class C Directors with terms expiring in 2004 are:

J. BRENDAN BARBA, 61, Director since 1971

  •
  President and Chief Executive Officer since 1971
  •
  Chairman of the Board since 1985

LAWRENCE R. NOLL, 53, Director since 1993

  •
  Vice President and Controller since 1996
  •
  Secretary from 1993 to 1998
  •
  Vice President, Finance from 1993 to 1996
  •
  Controller from 1980 to 1993

LEE C. STEWART, 53, Director since 1996

  •
  Investment Banker with Daniel Stewart & Co. from 2001
  •
  Vice President of Union Carbide Corporation from 1996 to 2001
  •
  Investment banker with Bear Stearns & Co., Inc. for more than 9 years prior to 1996

WILLIAM F. STOLL, JR., 53, Director since 1999

  •
  Executive Vice President and General Counsel of Borden Chemical, Inc., formerly Borden, Inc. since 2001
  •
  Senior Vice President and General Counsel of Borden, Inc., a chemicals and consumer adhesive company, from 1996 to 2001
  •
  Vice President and Deputy General Counsel of Westinghouse Electric Corp., broadcasting and industrial products, from 1993 to 1996
  •
  Member of the Board of Borden Chemicals & Plastics, LP

BOARD OF DIRECTORS INFORMATION

What is the makeup of the Board of Directors?

Our Board of Directors has 10 members. The directors are divided into three classes, with each class serving for a three-year period. The stockholders elect approximately one-third of the members of the Board of Directors each year.

We entered into a Governance Agreement with Borden, Inc., dated June 20,1996, in connection with our acquisition of the Borden packaging business. This Agreement provides that our Board initially consists of 10 members. Borden is entitled to designate four persons to serve on the Board. This is subject to reduction if Borden's stockholdings are reduced below 25% of our company's outstanding common stock. Borden also has the right to participate in the selection of one independent director as long as Borden's stockholdings remain at 10%. Messrs. Clammer, Kelley, Stoll and Stuart are the Borden designated directors. Mr. Stewart is the director jointly designated by Borden and us.

In November 2001 Borden, Inc. merged with Borden Chemical, Inc. and changed its name to Borden Chemical, Inc.

Messrs. Barba, Feeney and Noll are active in our business on a daily basis.

In addition, the Governance Agreement provides Borden with certain rights to designate directors to serve on specific committees and requires the approval of at least 66 2/3% of the total number of directors on specific board actions.

As long as Borden owns more than 25% of our outstanding common stock, a Borden designated director must be part of that 66 2/3% majority.

As long as Borden's stockholdings are at least 20%, the Governance Agreement gives Borden preemptive rights to purchase additional shares of our stock in order to maintain its percentage ownership.

What if a nominee is unwilling or unable to serve?

That is not expected to occur. However, if it does, proxies will be voted for a substitute designated by the Board of Directors.

How are directors compensated?

Each director who is not an employee of AEP or Borden receives an automatic annual stock option grant of 1,000 shares of our common stock, an annual retainer of $20,000 and $1,000 for each Board meeting attended. Each director has the option to defer payment of the director's annual retainer and fees. Interest accrues on deferred fees at the rate of 8% per annum until paid.

How often did the Board meet in fiscal 2001?

The Board of Directors met 6 times and transacted business via written consent in lieu of meeting once during fiscal 2001. Each director attended more than 75% of the aggregate of the meetings of the Board and of the committees of which he was a member, except Mr. Clammer who attended 17% of the Board meetings and meetings of the committees of which he is a member and Mr. Stuart who attended none of the Board meetings and meetings of the committees of which he is a member.

BOARD OF DIRECTORS INFORMATION (Continued)

What are the committees of the Board?

Our Board of Directors has the following committees:

Name of Committee and Members	Functions of the Committee	Number of Meetings and Consent Actions in Fiscal 2001

AUDIT: Kevin M. Kelley, Chairman Paul E. Gelbard Lee C. Stewart	• Oversees auditing procedures • Receives and accepts the report of independent auditors • Reviews with management the financial statements included in our company Forms 10-Q and 10-K • Reviews internal systems of accounting and management control • Makes recommendation regarding the selection of independent auditors • Reviews independence of auditors and their fees	7
STOCK OPTION: Kenneth Avia, Chairman Paul E. Gelbard William F. Stoll, Jr. Scott M. Stuart	• Administers our 1985 and 1995 Stock Option Plans • Makes grants of stock awards pursuant to our 1995 Stock Option Plan • Administers our 1995 Stock Purchase Plan	1
COMPENSATION: William F. Stoll, Jr., Chairman Kenneth Avia J. Brendan Barba Paul M. Feeney Lee C. Stewart Scott M. Stuart	• Reviews and approves compensation for senior management, directors, and certain other employees • Reviews and approves employee bonus plans	1
NOMINATING: J. Brendan Barba Adam H. Clammer Paul M. Feeney Kevin M. Kelley	• Committee did not function; nominations were made by the Board of Directors	0

OTHER INFORMATION CONCERNING DIRECTORS, OFFICERS AND SHAREHOLDERS

What family relationships exist between the directors and officers?

John J. Powers, our Executive Vice President, Sales and Marketing and Paul C. Vegliante, our Executive Vice President, Operations are the sons-in-law of our Chairman, President and Chief Executive Officer, J. Brendan Barba. Our Executive Vice President, Manufacturing, David J. Cron, and Mr. Barba are cousins. No other family relationships exist between any of our directors and executive officers.

How will these family relationships affect the voting at the meeting?

On February 8, 2002, Mr. Barba, members of his immediate family and Mr. Barba's uncle, David J. McFarland, combined, owned 1,350,372 shares of our outstanding common stock, representing 17.3%. We believe that Mr. Barba, members of his immediate family and Mr. McFarland will vote their shares of our common stock in favor of each proposal presented at the meeting.

What is the relationship between Borden and AEP?

On February 8, 2002, Borden owned 2,174,268 shares of our outstanding common stock, representing 27.9%.

How will Borden's shares affect the voting at the meeting?

We believe that Borden will vote its shares of our common stock in favor of each of the proposals presented at the meeting.

What effect will the Governance Agreement have on the voting?

Since all of the nominees have been selected in accordance with the Governance Agreement, described on page 3, we believe that holders of approximately 45.2% of our outstanding common stock will vote for the nominees.

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

What am I voting on?

In December 2001, based on recommendations made by our Audit Committee, our Board of Directors selected Arthur Andersen LLP to be our independent auditors for fiscal 2002.

Although we are not required to, we wish to determine the opinion of our stockholders, and, therefore, we are submitting our selection of independent auditors for ratification at the meeting. If our selection is not ratified, we will reconsider our selection.

We consider Arthur Andersen LLP to be highly qualified. A representative of Arthur Andersen will attend the meeting, will have an opportunity to make a statement and will answer appropriate questions from our stockholders.

WE RECOMMEND THAT YOU VOTE FOR THE RATIFICATION OF OUR
SELECTION OF INDEPENDENT AUDITORS FOR FISCAL 2002

EXECUTIVE COMPENSATION

The following tables discuss the compensation earned by our five most highly compensated executive officers in fiscal years 2001, 2000 and 1999:

SUMMARY COMPENSATION TABLE
			Annual Compensation			Long Term Compensation Awards

Name and Principal Position	Fiscal Year	Salary ($) (1)		Bonus ($) (1)	Other Annual Com- pen- sation ($) (2)	Securities and Underlying Options (#) (3)	All Other Compen- sation ($) (4)

J. Brendan Barba Chairman of the Board, President and Chief Executive Officer	2001 2000 1999	$ $ $	554,000 535,000 520,000	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	$ $ $	8,500 6,800 6,400
Paul M. Feeney Executive Vice President, Finance and Chief Financial Officer	2001 2000 1999	$ $ $	266,200 257,200 249,700	$25,000 -0- -0-	-0- -0- -0-	-0- -0- 5,000	$ $ $	8,500 6,800 6,400
John J. Powers Executive Vice President, Sales and Marketing	2001 2000 1999	$ $ $	230,700 223,999 214,000	$41,329 $5,000 $44,196	-0- -0- -0-	-0- -0- 3,500	$ $ $	8,500 6,800 6,400
Paul C. Vegliante Executive Vice President, Operations	2001 2000 1999	$ $ $	206,000 185,000 139,961	$36,904 $5,000 $28,913	-0- -0- -0-	-0- -0- 3,500	$ $ $	8,500 6,800 6,054
David J. Cron Executive Vice President, Manufacturing	2001 2000 1999	$ $ $	190,000 180,000 164,808	$34,038 $5,000 $35,019	-0- -0- -0-	-0- -0- 5,000	$ $ $	8,500 6,800 6,400
(1)
See "Compensation Committee Report."
(2)
Excludes perquisites and other benefits unless the aggregate compensation amount is the lesser of either $50,000 or 10% of the total annual salary and bonus.
(3)
Stock option grants were determined by our Stock Option Committee.
(4)
"All Other Compensation" is our contribution to the executive officer's account in our 401(k) Savings Plan and Employee Stock Ownership Plan. The allocation is based upon the Plan's distribution formula.

EXECUTIVE COMPENSATION (Continued)

OPTION GRANTS IN LAST FISCAL YEAR

During the fiscal year no options were granted to our CEO and the four executive officers named in our Compensation Table. In addition, no stock appreciation rights, restricted stock or performance shares have been granted.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End (#) Exercisable/Unexercisable	Value of Unexercised In- the-Money Options at Fiscal Year End ($) Exercisable/Unexercisable
J. Brendan Barba	30,000	$482,400	60,000/20,000	$0/$0
Paul M. Feeney	20,850	$544,797	31,999/13,001	$0/$0
John J. Powers	3,000	$98,580	22,200/3,300	$8,400/$0
Paul C. Vegliante	4,000	$106,010	9,600/3,300	$0/$0
David J. Cron	1,255	$33,327	18,445/4,200	$0/$0

Filings made by companies with the Securities and Exchange Commission sometimes "incorporate information by reference." This means that the company is referring you to information that has previously been filed with the SEC and that this information should be considered as part of the filing you are reading. The Compensation Committee Report, the Audit Committee Report and the Performance Graph in this Proxy Statement are not incorporated by reference into any other filings with the SEC.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors furnishes the following report on executive compensation:

What are the components of executive compensation?

Our compensation program for executives consists of two key elements:

  •
  Annual base salary
  •
  Performance based annual bonus

How are the Chairman of the Board, President and Chief Executive Officer and the Executive Vice President, Finance and Chief Financial Officer compensated?

Pursuant to our Purchase Agreement with Borden, and as a condition of the closing, effective October 11, 1996, we entered into five-year employment agreements with Mr. Barba and Mr. Feeney. These agreements call for base salaries of $500,000 for Mr. Barba and $240,000 for Mr. Feeney with percentage increases to these base salaries corresponding to the percentage increases of the Consumer Price Index for all Urban Consumers for the New York-Northeastern New Jersey Metropolitan Area. Additional base salary increases are at the discretion of the Compensation Committee. The employment agreements of Messrs. Barba and Feeney were renewed for one year commencing October 11, 2001 under the same terms and conditions of the expiring contracts. Effective November 1, 2001, the salaries of Messrs. Barba and Feeney were increased to $573,000 and $275,200, respectively.

How are other executive officers compensated?

In establishing all other executive officer annual salaries, the Compensation Committee reviews competitive compensation of like-sized companies in similar businesses. Additional compensation is linked to performance goals established under our Management Incentive Plan.

What resources does the Compensation Committee have access to?

The Compensation Committee uses national compensation surveys and public compensation information for executives in manufacturing companies, like-sized, larger and smaller than us, including direct competitors.

How are executive bonuses determined?

In 1996 our Compensation Committee adopted a Management Incentive Plan to determine bonuses for executives and other employees. The Committee may also grant discretionary bonuses.

For fiscal 2001 the Compensation Committee established certain performance criteria. Messrs. Powers, Vegliante and Cron met certain criteria of the MIP during fiscal 2001 to earn prorated MIP bonuses and received $41,329, $36,904 and $34,038 respectively. The Compensation Committee granted Mr. Feeney a discretionary incentive bonus of $25,000.

Since these projections are not publicly disclosed, our Compensation Committee believes disclosure of actual targets under the MIP could adversely affect our company and could place us at a competitive disadvantage with respect to hiring and retaining key employees. Disclosure could potentially expose us to claims by third parties based on the projections, especially since these projections are not intended as a predictor of future performance.

How are stock option grants determined?

We believe that it is important for our executives and other employees to have ownership incentives in our company. We believe that this philosophy attracts, retains and motivates our executives and key employees who are critical to the long-term success of our company.

From time to time, our Board of Directors and/or Management may recommend to our Stock Option Committee the granting of stock options. The Stock Option Committee, in its sole discretion, awards stock options to our employees, including executives.

What is the philosophy of the Compensation Committee?

Our Compensation Committee feels that its "pay for performance" philosophy rewards executives for long-term strategic management and enhancement of stockholder value. The Committee believes that none of our executive officers is overcompensated.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors furnishes the following report on certain of its activities.

What were committee activities in connection with the audit?

The Audit Committee has:

  •
  Reviewed and discussed with management and our company's auditors the quarterly reports on Form 10-Q for the quarters ended January 31, April 30 and July 31, 2001.
  •
  Reviewed and discussed with management and our company's auditors the fiscal year 2001 audited financial statements, including the quality and adequacy of our internal controls, the audit plan, audit scope and identification of audit risks.
  •
  Discussed with the independent auditors the matters required to be discussed by SAS 61.
  •
  Received the written disclosures and the letter from the independent auditors required by Independent Standards Board Standard #1 and discussed with the independent auditors their independence with respect to our company, including any relationships which may impact their objectivity and independence, and considered whether the provision of services is compatible with the auditors' independence under current guidelines.
  •
  Based on the above items, recommended to the Board of Directors that the audited financial statements for the fiscal year ended October 31, 2001, be included in our annual report on Form 10-K for such year for filing with the Securities and Exchange Commission.

Does the Audit Committee have a Charter?

The Audit Committee adopted a Charter in 1999. In June 2000, the Audit Committee amended this Charter, and the amended Charter was approved by the Board of Directors in July 2000.

Are the members of the Audit Committee independent?

The members of the Audit Committee are independent, as defined in the applicable rules of the National Association of Securities Dealers.

What fees does our company pay to its independent auditors for audit and non-audit activities?

During fiscal year 2001, our company retained its principal auditor, Arthur Andersen, to provide services in the following categories and amounts:

Audit fees:	$628,000
Financial information systems design and implementation:	$0
All other fees, primarily relating to acquisitions, divestitures, employee benefit plan audits and tax compliance and research:	$408,200

Also during our 2001 fiscal year, our company retained an auditor in France, Price Waterhouse, to provide services in the following categories and amounts:

Audit fees:	$51,000
Financial information systems design and implementation:	$0
Other fees, primarily relating to mergers, acquisitions, divestitures and tax compliance and research:	$239,272

Did the Audit Committee consider the independence of the auditors?

The Audit Committee considered the independence of our auditors. Among the items considered were the amounts paid to our auditors for non-audit services and whether the amounts or the services rendered might impair our auditors' independence.

STOCK PERFORMANCE GRAPH

AEP's common stock is traded on the Nasdaq National Market under the symbol "AEPI." The graph below provides an indicator of the cumulative total stockholders returns for our company as compared with the S&P 500 Stock Index and a New Peer Group, consisting of Applied Extrusion Technology, Inc.; AptarGroup, Inc.; Astronics Corp.; Atlantis Plastics, Inc.; Ball Corp.; Bemis Company, Inc.; Crown Cork & Seal, Inc.; Disc Graphics, Inc.; Intertape Polymere Group, Inc.; Ivex Packaging Corp.; Liqui-Box Corp.; Pactive, Inc.; Peak International, Ltd.; PVC Container Corp.; Silgan Holdings, Inc.; Sonoco Products Co.; Spartech Corp.; Suiza Foods Corp.; Viskase Cos. Inc.; and West Co., Inc. and the Old Peer Group consisting of Applied Extrusion Technology, Inc.; Atlantis Plastics, Inc.; Bemis, Inc.; Intertape Polymere Group, Inc.; Ivex Packaging Corp.; Sealed Air Corp. and Spartech, Corp. The graph assumes that the value of the investment in our company's common stock and each index was $100 at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in company common stock, S&P 500 and Peer Groups. The cumulative total return assumes reinvestment of dividends.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG AEP INDUSTRIES INC., THE S & P 500 INDEX,
THE NEW PEER GROUP AND THE OLD PEER GROUP

      * $100 INVESTED ON 10/31/1996 IN STOCK OR INDEX-
      INCLUDING REINVESTMENT OF DIVIDENDS.
      FISCAL YEAR ENDING OCTOBER 31.

STOCK OWNERSHIP

This table shows how many shares of our common stock are owned by directors, named executive officers and owners of 5% of our outstanding common stock as of January 31, 2002.

Name of Beneficial Owner (and Address if Beneficial Ownership Exceeds 5%)	Shares Owned (1)	Right to Acquire(2)	Percent of Class

Kenneth Avia	30,000	4,000	*
J. Brendan Barba(3)	1,268,681	80,000	17.3
125 Phillips Avenue South Hackensack, NJ 07606
Adam H. Clammer(4)	2,174,268	200	27.9
Paul M. Feeney	30,999	42,000	*
Paul E. Gelbard	410	4,000	*
Kevin M. Kelley(5)	2,174,268	0	27.9
Lawrence R. Noll	852	4,760	*
Lee C. Stewart	0	2,000	*
William F. Stoll, Jr.(5)	2,174,268	0	27.9
Scott M. Stuart(4)	2,174,268	2,000	27.9
John J. Powers(6)	51,270	27,800	1.0
Paul C. Vegliante(7)	33,136	10,200	*
David J. Cron	2,221	19,045	*
Officers and Directors as a Group (13 persons)	3,591,837	196,005	48.5
Borden Chemical, Inc.(8)	2,174,268	N/A	27.9
180 East Broad Street Columbus, OH 43215
Lockheed Martin Investment Management Company(9)	1,161,206	N/A	14.9
6705 Rocklege Drive, Suite 550 Bethesda, MD 20817-1814
EGS Management, L.L.C.(10)	1,144,122	N/A	14.7
350 Park Avenue New York, NY 10022
Okabena Investment Services, Inc.(11)	812,090	N/A	10.4
5140 Wells Fargo Center 90 South Seventh Minneapolis, MN 55402

* Less than one percent.

(1)
These amounts include shares for which the named person has sole voting power or shares such powers with his spouse. They also include shares credited to the named person's account under our ESOP, in the following amounts: Mr. Barba: 938 shares; Mr. Feeney: 938 shares; Mr. Noll: 852 shares; Mr. Powers: 938 shares; Mr. Cron: 918 shares; Mr. Vegliante: 839 shares.
(2)
These amounts reflect shares that could be purchased by exercise of stock options exercisable as of April 1, 2002.
(3)
Excludes 122,406 shares either owned by Mr. Barba's daughters and sons-in-law or which they have the right to acquire under our Stock Option Plans.
(4)
Includes 2,174,268 shares owned by Borden. As general partners of a general partnership considered to own these shares, Messrs. Clammer and Stuart may each be considered to be the beneficial owner.
(5)
Includes 2,174,268 shares owned by Borden. Messrs. Kelley and Stoll are executive officers of Borden.
(6)
Includes 15,182 shares held jointly by Mr. Powers and his wife, 23,025 shares held by Mr. Powers' wife and 8,125 shares held by Mr. Powers' wife as trustee for his minor children.
(7)
Includes 27,510 shares held jointly by Mr. Vegliante and his wife.
(8)
KKR Associates is the sole general partner of Whitehall Associates. Whitehall is the managing member of B.W. Holdings LLC. Borden Holdings, Inc. is a wholly owned subsidiary of B.W. Holdings. Borden Chemical, Inc., formerly Borden, Inc., is a wholly owned subsidiary of Borden Holdings. Borden Holdings, B.W. Holdings, Whitehall Associates and KKR Associates each has the power to direct the voting shares owned by Borden and may be considered beneficial owners of these shares. Messrs. Clammer and Stuart, along with others, are general partners of KKR Associates. Each general partner may be considered to beneficially own any shares of common stock that KKR Associates may beneficially own or be deemed to beneficially own. The address of those who may be deemed to be beneficial owners of these shares held by Borden is 9 West 57th Street, New York, NY 10019.
(9)
Based upon reports on Schedule 13G/A filed on February 12, 2002, in which Lockheed Martin Investment Management Company reported that 1,161,206 shares of our common stock were owned with sole voting and dispositive power.
(10)
Based upon reports on Form 4 filed on June 11, 2001, Schedule 13D filed on June 5, 2001, and verbal communication with the shareholder in which EGS reported that 1,144,122 shares of our common stock were owned with shared voting and dispositive powers.
(11)
Based upon Schedule 13G filed on February 13, 2002, in which Okabena Investment Services, Inc., reported that 812,090 shares of our common stock were owned with sole voting and dispositive power.

EMPLOYEE BENEFIT PLANS

Our company maintains the following benefit plans for its employees.

Combined Profit Sharing and 401(k) Plan

Who can participate?

Our employees in the United States, other than union employees of our California plant, who have completed 1,000 hours of service during the plan year and are employed on the last day of the plan year.

When did the plan become effective?

This plan, originally a profit sharing plan, was effective as of November 1, 1973. It was amended on January 1, 1993, to include 401(k) plan provisions. On January 1, 1996, it was changed to the combined 401(k) Savings and Employee Stock Ownership Plan described below.

401(k) Savings and Employee Stock Ownership Plan

Who can participate?

All of our employees in the United States, except our union employees in California.

When did it become effective?

Our Employee Stock Ownership Plan became effective January 1, 1996, and we combined it with our 401(k) Plan, which was effective January 1, 1993.

How are contributions made?

Fixed contributions of shares of our common stock are made to the account of each employee participant. We contribute for each participant shares equal to 1% of compensation up to a maximum of $170,000 of the individual's compensation. In addition, prior to January 1, 2001, we also contributed shares equal to 75% of each participant's 401(k) contributions with a maximum total contribution equal to 4% of the participant's annual compensation. Effective January 1, 2001, we began contributing shares equal to 100% of the first 3% and 50% of the following 2% of each participant's 401(k) contribution with a maximum of 5% of the participant's annual compensation. In addition, from year to year, we may make discretionary contributions to the plan.

1995 Employee Stock Purchase Plan

The 1995 Employee Stock Purchase Plan made 300,000 shares of our common stock available for purchase by eligible employees. It is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code.

When did the plan become effective?

Our stockholders approved the plan on April 11, 1995, and it became effective July 1, 1995.

Who can participate?

All of our employees are eligible to participate, except those who have less than one year of service or whose routine employment is not more than 20 hours per week or five months per year.

How does the plan operate?

Our eligible employees authorize payroll deductions of up to 7.5% of their earnings over successive six-month offering periods.

How is the price of the stock determined?

The employee's purchase price of our common stock is 85% of the last sale price per share of our common stock on the Nasdaq National Market on either the first or last trading day of the six-month offering period, whichever is lower.

How many employees participated in the Stock Purchase Plan?

During our 2001 fiscal year, 108 of our employees participated in plan.

Do any of the officers participate?

In fiscal 2001, Paul C. Vegliante participated in the stock purchase plan. Mr. Vegliante purchased 167 shares at an average price of $25.72 per share.

How many shares were purchased and at what price during the 2001 fiscal year?

An aggregate of 14,382 shares of common stock were purchased at $25.72 per share.

How many shares have been purchased under the plan since its inception?

A total of 90,994 shares of our common stock have been purchased since the plan's inception

EMPLOYEE BENEFIT PLANS (Continued)

1985 Stock Option Plan

Our 1985 Stock Option Plan, as amended, was originally adopted by our Board of Directors in November 1985. Up to 772,500 shares of our common stock could be granted to our officers, directors, and key employees of our company and our subsidiaries. The plan was effective until October 31, 1995. All options available under this plan were granted prior to October 31, 1995. The provisions of the plan continue as to the outstanding options issued. At October 31, 2001, 55,545 options were outstanding.

1995 Stock Option Plan

Our stockholders approved, on April 11, 1995, our 1995 Stock Option Plan, which had previously been adopted by our Board of Directors. The plan became effective as of January 1, 1995, and terminates on December 31, 2004. Our Board of Directors and stockholders approved amendments on April 13, 1999. We have reserved, under the amended plan, 1,000,000 shares of common stock for grant to our officers, directors, and key employees of our company and its subsidiaries.

This plan allows:

  •
  grants of incentive stock options exercisable over a ten year period, except five years for 5% stockholders
  •
  grants of non-qualified stock options
  •
  issuance of SARS
  •
  issuance of restricted stock
  •
  issuance of performance shares

The plan requires a fixed annual grant of 1,000 nonqualified stock options to our non-employee directors. The options granted to our non-employee directors are exercisable over ten years.

In no event can the option price of options granted under the plan be less than the fair market value on the date of grant.

At October 31, 2001, 402,810 options were available for grant and 401,750 options were outstanding.

GENERAL

COMPLIANCE WITH SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

Section 16(a) of the Securities Exchange Act of 1934 requires our company's directors and executive officers and persons owning more than ten percent of a registered class of our company's equity securities to file with the SEC reports of ownership and changes in ownership of our company's common stock. Directors, executive officers and greater than ten percent stockholders are required by SEC regulations to furnish our company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of these reports furnished to us, we believe that our directors, executive officers and greater than ten percent beneficial owners with the exception of William F. Stoll, Jr. and Kevin M. Kelley, complied with these requirements. Messrs. Stoll and Kelley, directors of our company, each filed a Form 3, Initial Statement of Beneficial Ownership of Securities, with the Securities and Exchange Commission in January 2002, reflecting the shares owned by Borden on the date each of them was appointed a director of our company.

OTHER MATTERS

Our Board of Directors is not aware of any other matters that may be brought before the meeting. If any other matters are properly presented for action at the meeting, the persons named in the proxy will vote the shares represented in accordance with their judgment.

AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

SEC rules require us to provide an Annual Report to stockholders who receive this Proxy Statement. Our Annual Report furnished to stockholders contains a copy of our Annual Report on Form 10-K, without exhibits. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report on Form 10-K for the fiscal year ending October 31, 2001 (excluding exhibits or documents incorporated by reference), are available to stockholders (without charge) upon written request to:

    Investor Relations
    AEP Industries Inc.
    125 Phillips Avenue
    South Hackensack, NJ 07606

or via the internet at www.aepinc.com

STOCKHOLDER PROPOSALS

Stockholder proposals to be considered for inclusion in next year's proxy statement must be submitted to us in writing by October 26, 2002. All written proposals should be submitted to Jean L'Allier, Corporate Secretary, AEP Industries Inc., 125 Phillips Avenue, South Hackensack, NJ 07606.

SOLICITATION BY BOARD; EXPENSES OF SOLICITATION

Our Board of Directors has sent you this Proxy Statement. Our directors, officers and associates may solicit proxies. We will bear all costs relating to the solicitation of proxies.

By Order of the Board of Directors,

Jean L'Allier
Vice President and Secretary
February 28, 2002

PROXY ANNUAL MEETING OF STOCKHOLDERS—APRIL 9, 2002

COMMON STOCK

        The undersigned, a stockholder of AEP INDUSTRIES INC., does hereby appoint Paul M. Feeney and Jean L'Allier, or either of them, with full power of substitution, the undersigned's proxies, to appear and vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Tuesday, April 9, 2002, at 1:00 P.M., local time, or at any adjournments thereof, upon such matters as may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby instructs the proxies or their substitutes to vote as specified below on each of the following matters in accordance with their judgment and on any other matters which may properly come before the meeting.

1. Election of Class A Directors	FOR all the nominees listed /_/ (except as marked to the contrary)	WITHHOLD AUTHORITY /_/ to vote for all the nominees listed below

Kenneth Avia, Paul E. Gelbard and Scott M. Stuart

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)

2. Ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending October 31, 2002.

FOR /_/	AGAINST /_/	ABSTAIN /_/

The Board of Directors favors a vote "FOR" Items No. 1 and No. 2.

The shares represented by this proxy will be voted as directed. If no direction is indicated as to either Items 1 or 2, the shares will be voted in favor of the Item(s) for which no direction is indicated.

IMPORTANT:    Before returning this proxy, please sign your name or names on the line(s) below exactly as shown on this proxy. Executors, administrators, trustees, guardians or corporate officers should indicate their full titles when signing. Where shares are registered in the name of joint tenants, each joint tenant should sign.

PLEASE MARK, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

DATED	, 2002
(L.S.)
Stockholder(s) Sign Here	(L.S.)

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AEP INDUSTRIES INC. NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY ANNUAL MEETING OF STOCKHOLDERS—APRIL 9, 2002 COMMON STOCK